Exhibit 99.1

CRAFT BREW ALLIANCE AND ANHEUSER-BUSCH ANNOUNCE NEW AND ENHANCED COMMERCIAL AGREEMENTS

Agreements Support Continued Distribution Growth, Brewery Optimization, and International Expansion for CBA’s Portfolio

Portland, OR and St. Louis, MO - (Aug. 23, 2016) – Craft Brew Alliance, Inc. (CBA) (Nasdaq: BREW) and Anheuser-Busch (AB) announced today a series of new commercial agreements that expand and strengthen the companies’ long-term relationship and create new growth opportunities for both companies. The agreements include an amended and extended master distribution agreement, a new contract brewing arrangement, and a new international distribution agreement.

Through the agreements, AB will provide additional support and committed resources to accelerate CBA’s growth strategy, which includes: strengthening its distinctive portfolio of craft brands; maximizing the potential of Kona Brewing Co. as one of the fastest-growing American craft brands; and optimizing CBA’s brewing footprint to drive gross margin expansion and deliver its craft beers to more beer lovers in the U.S. and around the world.

Agreement Highlights

1.	Master Distributor Agreement
CBA and AB have extended the current fee structure of their existing Master Distributor Agreement for 10 additional years, through 2028. The amended agreement secures CBA’s brands in the industry’s strongest wholesaler network, enabling continued investment in brand growth and strategic partnerships, such as Appalachian Mountain Brewery and Cisco Brewers.

2.	Contract Brewing Agreement
Under the terms of a new contract brewing arrangement, CBA and AB will work together to transition up to 300,000 barrels of volume into AB’s state-of-the-art breweries. This agreement will directly support CBA’s ongoing brewery footprint optimization and enable both companies to realize additional operational efficiencies.

3.	International Distribution Agreement
AB will support the expansion of CBA’s portfolio of brands globally through a new international distribution agreement. This agreement builds on CBA’s recent distribution arrangements with AB, which launched Kona in Brazil and Mexico, and creates opportunities to accelerate the growth of CBA’s craft portfolio in additional international markets.
Commenting on the new agreements, Andy Thomas, CEO of CBA said: “We are proud of our long-standing relationship with ABI and have always been candid about the competitive advantage of our distribution arrangement, which allows CBA to independently manage our brands and still enjoy the benefits of being a valued part of AB’s exceptional wholesaler network. As both of our companies evolved over the past 18 months, it became clear that our strategic focus and commitment to the growth of craft beer were increasingly more aligned, and we started to explore ways to collaborate more closely. We’re excited to build on this partnership and look forward to the financial and operational benefits, which will positively impact our top and bottom line.”

Felipe Szpigel, president, The High End, Anheuser-Busch, added: "We have deep respect for CBA and these agreements represent a natural progression of our relationship with them. As a company, we believe in brewing amazing beers and elevating the sophistication of beer and the category as a whole. CBA shares these beliefs and today’s announcement will help bring CBA's impressive portfolio of craft brands to more beer lovers in the U.S. and around the world. We will support the growth of CBA’s brands and create new opportunities for both companies through our unparalleled network of U.S. wholesaler partners, dedication to quality through our industry-leading breweries and international reach."
CBA will is expected to gain significant financial benefits from these commercial agreements that will allow the company to continue investing in its growth strategy and increase its sales and marketing spend behind its brands. As a major CBA shareholder, AB is positioned to benefit directly from those gains, along with the expected new opportunities the agreements create for its international distribution system, U.S. wholesaler partners, and breweries.
CBA and AB will work together over the coming months to implement the brewing and international distribution aspects of these agreements.
CBA will hold a conference call today, Tuesday, August 23, 2016 at 2:15 p.m. PDT (5:15 p.m. EDT) to provide additional details of the agreements.
The public is invited to listen to a live webcast of the conference call on the Investors section of CBA’s website at www.craftbrew.com. Approximately two hours following the conference call, an archived webcast will be available at the same site and will remain available for at least 90 days.
Interested parties may participate in the live conference via telephone by dialing (877) 797-0723 if calling from within the United States, or (615) 247-0220 from outside the United States, and entering the access code 7070 0480. An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available for seven days and is accessible by dialing (855) 859-2056 or (404) 537-3406 and entering the code: 7070 0480.
Goldman Sachs acted as financial advisor to CBA, and Wachtell, Lipton, Rosen & Katz served as legal counsel.

Forward-Looking Statements
Statements made in this press release that state CBA’s or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including anticipated financial and operational benefits, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors and risks that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in CBA’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these documents may be found on the Company’s website, www.craftbrew.com, or obtained by contacting the Company or the SEC.

About Craft Brew Alliance
CBA is a leading craft brewing company, which brews, brands and markets some of the world’s most respected and best-loved American craft beers. We are home to three of the earliest pioneers in craft beer: Redhook Ale Brewery, Washington’s largest craft brewery founded in 1981; Widmer Brothers Brewing, Oregon’s largest craft brewery founded in 1984; and Kona Brewing Company, Hawaii’s oldest and largest craft brewery founded in 1994. As part of Craft Brew Alliance, these craft brewing legends have expanded their reach across the U.S. and approximately 30 international markets.

In addition to growing and nurturing distinctive brands rooted in local heritage, Craft Brew Alliance is committed to developing innovative new category leaders, such as Omission Beer, which is the #1 beer in the gluten-free beer segment, and Square Mile Cider, a tribute to the early American settlers who purchased the first plots of land in the Pacific Northwest.

Publicly traded on NASDAQ under the ticker symbol BREW, Craft Brew Alliance is headquartered in Portland, OR and operates five breweries and five pub restaurants across the U.S. For more information about CBA and its brands, please visit www.craftbrew.com.

About Anheuser-Busch
For more than 160 years, Anheuser-Busch and its world-class brewmasters have carried on a legacy of brewing America’s most-popular beers. Starting with the finest ingredients sourced from Anheuser-Busch’s family of growers, every batch is crafted using the same exacting standards and time-honored traditions passed down through generations of proud Anheuser-Busch brewmasters and employees. Anheuser-Busch owns and operates 19 breweries, 21 distributorships and 22 agricultural and packaging facilities, employing more than 16,000 people across the United States. For more information, visit www.anheuser-busch.com.

Media Contact: Jenny McLean Craft Brew Alliance, Inc. (503) 331-7248 jenny.mclean@craftbrew.com	Investor Contact: Edwin Smith Craft Brew Alliance, Inc. (503) 972-7884 ed.smith@craftbrew.com

Max Gleischman Anheuser-Busch (202) 716-1496 mgleischman@gpg.com